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                                                                       EXHIBIT 5

                           [Alston & Bird Letterhead]

                                 April 17, 1997


     XcelleNet, Inc.
     5 Concourse Parkway, Suite 850
     Atlanta, Georgia  30328


          Re: Form S-8 Registration Statement of XcelleNet, Inc. -- 1996 Long-Term Incentive Plan (the "Plan")


Ladies and Gentlemen:

          This opinion is given in connection with the filing by XcelleNet, Inc., a Georgia corporation (the "Company"), of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, in connection with the registration of 3,000,000 shares of the $.01 par value Common Stock of the Company (the "Shares") that may be sold or issued upon the grant or exercise of awards pursuant to the Plan. This Opinion Letter is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K.

          We have examined such corporate records and documents as we deemed relevant and necessary to enable us to give the opinion set forth herein, including the Articles of Incorporation and Bylaws of the Company, as amended, and resolutions of the Board of Directors of the Company authorizing the actions to be taken.

          In conducting our examination we assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such documents.

          Based upon the foregoing, we are of the opinion that the Shares, when sold or issued upon the grant or exercise of awards pursuant to and in accordance with the terms and conditions of the Plan, will be duly authorized, legally issued, fully paid and nonassessable under the Georgia Business Corporation Code as in effect on this date.

          We hereby consent to the use of this opinion as an Exhibit to the Registration Statement.


                                       ALSTON & BIRD LLP


                                       By: /s/ Alston & Bird LLP
                                           _____________________